                                               Filed pursuant to Rule 424(b)(3)
                                               Registration No. 333-43522


                            PRICING SUPPLEMENT NO. 7

                                     to the

                        Prospectus dated August 28, 2000

              And the Prospectus Supplement dated September 6, 2000

                              Universal Corporation

                                  $400,000,000

                           Medium-Term Notes, Series B


The notes being purchased have the following terms:

PRINCIPAL AMOUNT: $20,000,000

STATED MATURITY:  January 26, 2004

SPECIFIED CURRENCY: U.S. Dollars

FIXED INTEREST RATE: 7.50% per annum

ORIGINAL ISSUE DATE:  January 26, 2001

TIME OF SALE:  January 24, 2001

TIME OF DELIVERY:  January 26, 2001

CUSIP:  91345H AM 7

PRICE TO PURCHASER %:  100.00, plus accrued interest from and including the
                       Original Issue Date, if any

AUTHORIZED DENOMINATIONS: Minimum denominations of $1,000 and integral multiples thereof.

PURCHASER:  Conseco Capital Management Inc.

NET PROCEEDS TO UNIVERSAL CORPORATION:  $20,000,000


     THIS OFFERING IS SUBJECT TO REOPENING AT A LATER TIME TO OFFER ADDITIONAL NOTES HAVING THE SAME TERMS AS THE NOTES BEING PURCHASED.

DEPOSITARY:  DTC

FORM OF NOTE:

     - global registered book-entry form only:  Yes
     - non-global form available: Upon certain events as described in the Prospectus
     - bearer note:  No

REDEMPTION AND REPAYMENT: Not redeemable or repayable prior to stated maturity


FIXED RATE SECURITIES:

     - annual rate: 7.50%
     - interest payment dates: Each January 26 and July 26, commencing
       July 26, 2001
     - regular record date: Close of business on the 15th calendar day next preceding the interest payment date

DEFEASANCE AND COVENANT DEFEASANCE:

     The Company may effect defeasance or covenant defeasance with respect to the notes upon meeting certain conditions as described in the Prospectus.


OTHER INFORMATION:

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of the Prospectus, the Prospectus Supplement or this Pricing Supplement. Any representation to the contrary is a criminal offense.

     Terms used and not defined herein but defined in the Prospectus Supplement and Prospectus are used herein as therein defined.


                              UNIVERSAL CORPORATION

                    Pricing Supplement dated January 24, 2001